Exhibit 3.2

BYLAWS

OF

Q.E.P. CO., INC.

(as amended on August 20, 2004)

ARTICLE I

REGISTERED OFFICE AND REGISTERED AGENT

The registered office of the corporation shall be located in the State of Delaware at such place as may be fixed from time to time by the Board of Directors upon filing of such notices as may be required by law, and the registered agent shall have a business office identical with such registered office. Any change in the registered agent or registered office shall be effective upon filing such change with the office of the Secretary of the State of Delaware.

ARTICLE II

STOCKHOLDERS’ MEETINGS

SECTION 1. ANNUAL MEETINGS. The annual meeting of the stockholders of this corporation for the purpose of election of directors and for such other business as may come before it shall be held at the principal office of the Corporation or at such other place within the United States as may be designated by the Board of Directors on such day and at such time as may be specified by the Board of Directors.

SECTION 2. SPECIAL MEETINGS. Special meetings of the stockholders for any purpose or purposes may be called at any time by the Board of Directors, the Chairman of the Board, or the President, to be held at such time and place as the Board of Directors, the Chairman of the Board, or the President may prescribe. Except as may be otherwise provided under Delaware law, stockholders of the corporation, acting in their capacity as such, shall not have the right to call a special meeting of stockholders.

SECTION 3. NOTICE OF MEETINGS. Written notice of annual or special meetings of stockholders stating the place, day, and hour of the meeting, and in the case of a special meeting, the purpose or purposes for which the meeting is called, shall be given by the Secretary or persons authorized to call the meeting to each stockholder of record entitled to vote at the meeting. Except as otherwise required under applicable law, such notice shall be given not less than ten), nor more than 60 days prior to the date of the meeting, either personally or by mail, by or at the direction of the President, the Secretary or the officer or persons calling the meeting. If mailed, such notice shall be deemed to be delivered when deposited in the United States mail addressed to the stockholder at his address as it appears on the stock transfer books of the corporation, with postage thereon prepaid.

SECTION 4. WAIVER OF NOTICE. Except where expressly prohibited by law or the Certificate of Incorporation, notice of the day, place, hour and purpose or purposes of any stockholders’ meeting may be waived in writing by any stockholder at any time, either before or after the meeting, and attendance at the meeting in person or by proxy shall constitute a waiver of such notice of the meeting unless such person in attendance asserts, if prior to commencement of such meeting, in writing to the Secretary, or if at the commencement of such meeting, publicly to the Chairman, that proper notice was not given.

SECTION 5. QUORUM AND ADJOURNED MEETINGS. A majority of the outstanding shares of the corporation entitled to vote, represented in person or by proxy, shall constitute a quorum at a meeting of the stockholders. A majority of the shares represented at a meeting, even if less than a quorum, may adjourn the meeting from time to time without further notice. At such reconvened meeting at which a quorum shall be present or represented, any business may be transacted which might have been transacted at the meeting as originally notified. The stockholders present at a duly organized meeting may continue to transact business until adjournment, notwithstanding the withdrawal of enough stockholders to leave less than a quorum.

SECTION 6. PROXIES. At all meetings of stockholders, a stockholder may vote by proxy executed in writing by the stockholder or by his duly authorized attorney in fact. Such proxy shall be filed with the Secretary of the corporation before or at the time of the meeting. No proxy shall be valid after eleven months from the date of its execution, unless otherwise provided in the proxy. Revocation of a proxy shall not be effective until written notice thereof has been received by the Secretary of the corporation.

SECTION 7. VOTING RECORD. At least ten days before each meeting of stockholders, a complete record of the stockholders entitled to vote at such meeting, or any adjournment thereof, shall be made, arranged in alphabetical order, with the address of and number of shares held by each stockholder, which record shall be available for inspection by any stockholder at a place within the city in which the meeting is being held for a period of ten (10) days prior to such meeting. The record shall be kept open at the time and place of such meeting for the inspection of any stockholder.

SECTION 8. VOTING OF SHARES. Except as otherwise provided by Delaware law, the Certificate of Incorporation or these Bylaws, every stockholder of record shall have the right at every stockholders’ meeting to one vote for every share standing in his name on the books of the corporation. In each meeting at which a quorum is present, the affirmative vote of a majority of the shares represented at such meeting and entitled to vote there at shall be necessary for the adoption of a motion or for the determination of all questions and business which shall come before the meeting, except with respect to the election of directors, which shall be determined by a plurality vote.

SECTION 9. CLOSING OF TRANSFER BOOKS. For the purpose of determining stockholders entitled to notice of or to vote at any meeting of stockholders, or any adjournment thereof, or entitled to receive payment of any dividend, the Board of Directors may provide that the stock transfer books shall be closed for a stated period not to exceed 60 days nor less than ten days preceding such meeting. In lieu of closing the stock transfer books, the Board of Directors may fix in advance a record date for any such determination of stockholders, such date to be not more than 60 days and, in case of a meeting of stockholders, not less than ten days prior to the date on which the particular action requiring such determination is to occur. In the absence of fixing any such record date for determination of stockholders entitled to notice of or to vote at a meeting of stockholders, or stockholders entitled to receive payment of a dividend, the date on which notice of the meeting is mailed or the date on which the resolution of the Board of Directors declaring such dividend is adopted, as the case may be, shall be the record date for such determination of stockholders. When a determination of stockholders entitled to vote at any meeting of stockholders has been made as provided in this Section 9, such determination shall apply to any adjournment thereof.

SECTION 10. TELEPHONE MEETINGS. Stockholders may participate in a meeting of stockholders by means of a conference telephone or similar communications equipment by which all persons participating in the meeting can constitute presence in person at a meeting.

SECTION 11. DIRECTOR NOMINATION. Nominations of candidates for election as directors at any meeting of stockholders may be made (i) by, or at the direction of, a majority of the Board of Directors or a committee thereof, or (ii) by any stockholder entitled to vote at such a meeting. Only persons nominated in accordance with the procedures set forth in this Section 11 shall be eligible for election as directors at such a meeting.

Nominations, other than those made by, or at the direction of, the Board of Directors or a committee thereof, shall be made pursuant to timely notice in writing to the Secretary of the corporation as set forth in this Section 11. To be timely a stockholder’s notice shall be delivered to, or mailed and received at, the principal executive offices of the corporation not less than sixty (60) days nor more than 90 days prior to the date of a scheduled stockholders’ meeting, regardless of postponements, deferrals, or adjournments of the meeting to a later date; provided, however, that if less than 70 days’ notice or prior public disclosure of the scheduled date of such a meeting is given or made, notice by the stockholder to be timely must be so delivered or received not later than the close of business on the tenth day following the earlier of the day on which such notice of the date of the scheduled meeting was mailed or the day on which such public disclosure was made. Such stockholder’s notice shall set forth: (a) as to each person whom the stockholder proposes to nominate for election or re-election as a director and as to the stockholder giving the notice (i) the name, age, business address and residence address of such person, (ii) the principal occupation or employment of such person, (iii) the class and number of shares of stock of the corporation which are beneficially owned by such person on the date of such stockholder notice and (iv) any other information relating to such person that is required to be disclosed in solicitations of proxies with respect to nominees for election as directors pursuant to Regulation 14A under the Securities and Exchange Act of 1934, as amended, including, but not limited to, information required to be disclosed by Item 4(b) and Item 6 of Schedule 14A; and (b) as to the stockholder giving the notice (i) the name and address as they appear on the corporation’s books, of such stockholder and any other stockholders known by such stockholder to be supporting such nominees and (ii) the class and number of shares of stock of the corporation which are beneficially owned by such stockholder on the date of such stockholder notice and by any other stockholders known by such stockholder to be supporting such nominees on the date of such stockholder notice. Such notice must also be accompanied by a written consent of each proposed nominee to be named as a nominee and to serve on the Board of Directors if elected. At the request of the Board of Directors, any person nominated by, or at the direction of, the Board of Directors or a committee thereof for election as a director at a meeting of the stockholders shall furnish to the Secretary of the corporation that information required to be set forth in a notice of stockholder’s meeting which pertains to the nominee.

No person shall be elected as a director of the corporation unless nominated in accordance with the procedures set forth in this Section 11. Ballots bearing the names of all the persons who have been nominated for election as directors at a meeting of the stockholders in accordance with the procedures set forth in this Section 11 shall be provided for use at the meeting.

The Board of Directors or any committee thereof may reject any nomination by a stockholder not timely made in accordance with the requirements of this Section 11. If the Board of Directors, or a designated committee thereof, determines that the information provided in a stockholder’s notice does not satisfy the informational requirements of this Section 11 in any material respect, the Board of Directors or a committee thereof may reject such stockholder’s nomination. If neither the Board of Directors nor such committee makes a determination as to the validity of any nominations by a stockholder, the presiding officer of the meeting of the stockholders shall determine and declare at the meeting whether a nomination was made in accordance with the terms of this Section 11. If the presiding officer determines that a nomination was made in accordance with the terms of this Section 11, he shall so declare at the meeting and ballots shall be provided for use at the meeting with respect to such nominee. If the presiding officer determines that a nomination was not made in accordance with the terms of this Section 11, he shall so declare at the meeting and the defective nomination shall be disregarded.

SECTION 12. NEW BUSINESS. At an annual meeting of stockholders, only such new business shall be conducted, and only such proposals shall be acted upon as shall have been brought before the annual meeting (a) by, or at the direction of, the Board of Directors or a committee thereof or (b) by any stockholder of the corporation who complies with the notice procedures set forth in this Section 12. For a proposal to be properly brought before an annual meeting by a stockholder, the stockholder must have given timely notice thereof in writing to the Secretary of the corporation. To be timely, a stockholder’s notice must be delivered to, or mailed and received at, the principal executive offices of the corporation not less than 60 days nor more than 90 days prior to the scheduled annual meeting, regardless of any postponements, deferrals or adjournments of that meeting to a later date; provided, however, that, if less than 70 days’ notice or proper public disclosure of the scheduled date of such meeting is given or made, notice by the stockholder to be timely must be so delivered or received not later than the close of business on the tenth day following the earlier of the date on which such notice of the date of the scheduled annual meeting was mailed or the day on which such public disclosure was made. A stockholder’s notice to the Secretary shall set forth as to each matter the stockholder proposes to bring before the annual meeting (a) a brief description of the proposal desired to be brought before the annual meeting and the reasons for conducting such business at the annual meeting, (b) the name and address, as they appear on the corporation’s books, of the stockholder proposing such business and any other stockholders known by such stockholder to be supporting such proposal, (c) the class and number of shares of stock of the corporation which are beneficially owned by the stockholder on the date of such stockholder notice and by any other stockholders known by such stockholder to be supporting such proposal on the date of such stockholder notice, and (d) any financial interest of the stockholder in such proposal.

The Board of Directors or a committee thereof may reject any stockholder proposal not timely made in accordance with the terms of this Section 12. If the Board of Directors, or a designated committee thereof, determines that the information provided in a stockholder’s notice does not satisfy the informational requirements of this Section 12 in any material respect, then the Board of Directors or a committee thereof may reject such stockholder’s proposal. If neither the Board of Directors nor such committee makes a determination as to the validity of any stockholder proposal, the presiding officer of the annual meeting shall determine and declare at the annual meeting whether the stockholder proposal was made in accordance with the terms of this Section 12. If the presiding officer determines that a stockholder proposal was made in accordance with the terms of this Section 12, he shall so declare at the annual meeting and ballots shall be provided for use at the meeting with respect to any such proposal. If the presiding officer determines that a stockholder proposal was not made in accordance with the terms of this Section 12, he shall so declare at the annual meeting any such proposal shall not be acted upon at the annual meeting.

This provision shall not prevent the consideration and approval or disapproval at the annual meeting of reports of officers, directors and committees of the Board of Directors, but, in connection with such reports, no new business shall be acted upon at such annual meeting unless stated, filed and received as herein provided.

ARTICLE III

DIRECTORS

SECTION 1. GENERAL POWERS. All corporate powers shall be exercised by or under the authority of, and the business and affairs of the corporation shall be managed under the direction of, the Board of Directors except as otherwise provided by the laws under which this corporation is formed or in the Certificate of Incorporation.

SECTION 2. NUMBER. The number of directors of the corporation shall be composed of not fewer than three nor more than nine directors, the specific number to be set by resolution of the Board of Directors or the stockholders. The number of directors may be increased or decreased by resolution of the Board of Directors, provided that no decrease shall have the effect of shortening the term of any incumbent director.

SECTION 3. TENURE AND QUALIFICATIONS. Each director shall hold office until the next annual meeting of stockholders and until his successor shall have been elected and qualified unless removed in accordance with Delaware law. Directors need not be residents of any particular state or stockholders of the corporation.

SECTION 4. ELECTION. The directors shall be elected by the stockholders at their annual meeting each year; and if, for any cause, the directors shall not have been elected at an annual meeting, they may be elected at a special meeting of stockholders called for that purpose in the manner provided by these Bylaws.

SECTION 5. VACANCIES. Except as otherwise provided by law, in case of any vacancy in the Board of Directors, the remaining directors, whether constituting a quorum or not, may elect a successor to hold office for the unexpired portion of the term of the director whose place shall be vacant and until his successor shall have been duly elected and qualified.

SECTION 6. RESIGNATION. Any director may resign at any time by delivering written notice to the Secretary of the corporation.

SECTION 7. REMOVAL OF DIRECTORS. At a meeting of stockholders called expressly for that purpose, the entire Board of Directors, or any member thereof, may be removed, only for cause, by vote of the holders of a majority of shares then entitled to vote at an election of such directors.

SECTION 8. MEETINGS. The annual meeting of the Board of Directors shall be held immediately after the annual stockholders’ meeting (or any special stockholders’ meeting at which a Board of Directors is elected) at the same place as such stockholders’ meeting or at such other place and at such time as may be determined by the Board of Directors. No notice of the annual meeting of the Board of Directors shall be necessary.

Special meetings of the Board of Directors may be called at any time and place upon the call of the Chairman of the Board, President, Secretary, or any two or more directors. Notice of the time and place of each special meeting shall be given by the Secretary, or the persons calling the meeting, by mail, radio, telegram or by personal communication by telephone or otherwise at least three days in advance of the time of the meeting. The purpose of the meeting need not be given in the notice. Notice of any special meeting may be waived in writing or by telegram (either before or after such meeting) and will be waived by any director by attendance.

Regular meetings of the Board of Directors shall be held at such place and on such day and hour as shall from time to time be fixed by resolution of the Board of Directors. No notice of regular meetings of the Board of Directors shall be necessary if the time and place thereof shall have been fixed by resolution of the Board of Directors and a copy of such resolution is mailed to each director held at least three days before the first meeting held pursuant thereto.

At any meeting of the Board of Directors, any business may be transacted, and the Board of Directors may exercise all of its powers.

SECTION 9. QUORUM AND VOTING. A majority of the directors in office at the time of any meeting or action of the Board of Directors shall constitute a quorum, but a lesser number may adjourn any meeting from time to time until a quorum is obtained, and no further notice thereof need be given. At each meeting of the Board of Directors at which a quorum is present, the act of a majority of the directors present at the meeting shall be the act of the Board of Directors. The directors present at a duly organized meeting may continue to transact business until adjournment, notwithstanding the withdrawal of enough directors to leave less than a quorum.

SECTION 10. ACTION WITHOUT A MEETING. The Board of Directors or a committee thereof may take any action which it could properly take at a meeting without such a meeting if a consent in writing setting forth the action to be taken shall be signed by all the directors, or all of the members of the committee, as the case may be. Such consent shall have the same effect as a unanimous vote.

SECTION 11. TELEPHONE MEETINGS. Members of the Board of Directors or any committee appointed by the Board of Directors may participate in a meeting of such Board or committee by means of a conference telephone or similar communications equipment by means of which all persons participating in the meeting can hear each other at the same time, and participation by such means shall constitute presence in person at a meeting.

SECTION 12. COMMITTEES OF THE BOARD. The Board of Directors, by resolutions adopted by a majority of the entire Board of Directors, may designate from among its members an Executive Committee, an Audit Committee, a Compensation Committee, a Nominating Committee, and one or more other committees. Each such committee may exercise the authority of the Board of Directors to the extent provided in such resolution and any subsequent resolutions pertaining thereto and adopted in like manner, provided that the authority of each such committee shall be subject to the limitations set forth in Delaware law, as now or hereafter amended. Such committees shall keep regular minutes of their proceedings and report to the Board of Directors when requested to do so.

SECTION 13. COMPENSATION. The directors may be paid such expenses as are incurred in connection with their duties as directors. The Board of Directors may also pay to the directors compensation for their service as directors.

SECTION 14. PRESUMPTION OF ASSENT. A director of the corporation who is present at a meeting of the Board of Directors at which action or any corporate matter is taken shall be presumed to have assented to the action taken unless his dissent shall be entered in the minutes of the meeting or unless he shall file his written dissent to such action with the person acting as the secretary of the meeting before the adjournment thereof or shall forward such dissent by registered mail to the Secretary of the corporation immediately after the adjournment of the meeting. Such right to dissent shall not apply to a director who voted in favor of such action.

ARTICLE IV

OFFICERS

SECTION 1. OFFICERS. The officers of the corporation shall be the President, Secretary and Treasurer, each of whom shall be elected by the Board of Directors, and such other and additional officers and assistant officers, including one or more Vice Presidents, as may be elected or appointed by the Board of Directors or the President. Any two or more offices may be held by the same person, except the offices of President and Secretary.

The Board of Directors may in its discretion, elect a Chief Executive Officer in lieu of, a President, and such Chief Executive Officer shall have all of the power and authority of the President under these Bylaws. In addition, the Board of Director may elect a Chairman of the Board. If a Chairman of the Board has been elected, he shall, when present, preside at all meetings of the Board of Directors and the stockholders and shall have such other powers as the Board of Directors may prescribe.

SECTION 2. ELECTIONS, QUALIFICATION AND TERM OF OFFICE. Each of the President, Secretary and Treasurer shall be elected by and serve at the pleasure of the Board of Directors. All other officers of the corporation, if any, shall be elected or appointed by, and serve at the pleasure of, the Board of Directors or the President, as the case may be.

SECTION 3. POWERS AND DUTIES.

(a) PRESIDENT. The President, subject to the direction and control of the Board of Directors, shall have general charge and supervision over its property, business, and affairs. He shall, unless a Chairman of the Board has been elected and is present, preside at meetings of the stockholders and the Board of Directors.

(b) VICE PRESIDENT. In the absence of the President or his inability to act, the most senior Vice President shall act in his place and stead and shall have all the powers and authority of the President, except as limited by resolution of the Board of Directors. Each Vice President shall perform such other duties as are assigned by the Board of Directors.

(c) SECRETARY. The Secretary shall (1) keep the minutes of the stockholders’ and of the Board of Directors’ meetings in one or more books provided for that purpose; (2) see that all notices are duly given in accordance with the provisions of these Bylaws or as required by law; (3) be custodian of the corporate records and of the seal of the corporation and affix the seal of the corporation to all documents as may be required; (4) keep a register of the post office address of each stockholder which shall be furnished to the Secretary by such stockholder; (5) sign with the President, or Vice President, certificates for shares of the corporation, the issuance of which shall have been authorized by resolution of the Board of Directors; (6) have general charge of the stock transfer books of the corporation; and (7) in general perform all duties as from time to time may be assigned to him by the President or by the Board of Directors.

(d) TREASURER. Subject to the direction and control of the Board of Directors, the Treasurer shall have the custody, control, and disposition of the funds and securities of the corporation and shall account for the same; and, at the expiration of his term of office, he shall turn over to his successor all property of the corporation in his possession. The Treasurer shall cause to be deposited all funds and other valuable effects in the name of the corporation in such depositories as may be designated by the Board of Directors. In general, the Treasurer shall perform all of the duties incident to the office of Treasurer, and such other duties as from time to time may be assigned by the Board of Directors.

SECTION 4. OTHER OFFICERS AND AGENTS. The Board of Directors and the President may appoint such other officers and agents as it or he shall deem necessary or expedient, who shall hold their office for such terms, and shall exercise such powers and perform such duties, as shall be determined from time to time by the Board of Directors or the President, as the case may be.

SECTION 5. REMOVAL. The Board of Directors shall have the right to remove any officer whenever in its judgment the best interest of the corporation will be served thereby. Such removal shall be without prejudice to any contract rights of the person so removed.

SECTION 6. SALARIES. The salaries of all officers of the corporation shall be fixed by the Board of Directors or a committee thereof.

ARTICLE V

SHARE CERTIFICATES

SECTION 1. SHARE CERTIFICATES. Share Certificates shall be issued in numerical order, and each stockholder shall be entitled to a certificate signed by the President or a Vice President, attested by the Secretary, or an Assistant Secretary, and sealed with the corporate seal, if any. Facsimiles of the signatures and seal may be used, as permitted by law. Every share certificate shall state: (i) the corporation is organized under the laws of the State of Delaware; (ii) the name of the person to whom issued; (iii) the number, class and series (if any) of shares which the certificate represents; and (iv) if the corporation is authorized to issue shares of more than one class, that upon request and without charge, the corporation will furnish any stockholder with a full statement of the designations, preferences, limitations and relative rights of the shares of each class.

SECTION 2. CONSIDERATION FOR SHARES. Shares of this corporation may be issued for such consideration expressed in dollars (not less than par, if the shares have par value) as shall be fixed from time to time by the Board of Directors. The consideration for the issuance of shares may be paid in whole or in part in cash, promissory notes, services performed, contracts for services to be performed or other tangible or intangible property. The reasonable charges and expenses of organization or reorganization and the reasonable expenses of and compensation for the sale or underwriting of its shares may be paid or allowed by the corporation out of the consideration received by it in payment of its shares without rendering the shares not fully paid or assessable.

SECTION 3. TRANSFERS. Shares may be transferred by delivery of the certificate, accompanied either by an assignment in writing on the back of the certificate, or by a written power of attorney to sell, assign and transfer the same, signed by the record holder of the certificate. Except as otherwise specifically provided in these Bylaws, no shares of stock shall be transferred on the books of the corporation until the outstanding certificate therefore has been surrendered to the corporation.

SECTION 4. LOSS OF DESTRUCTION OF CERTIFICATE. In the event of the loss or destruction of any certificate, a new certificate may be issued in lieu thereof upon satisfactory proof of such loss or destruction, and upon the giving of security against loss to the corporation by bond, indemnity or otherwise, to the extent deemed necessary by the Board of Directors or the Secretary or Treasurer.

ARTICLE VI

BOOKS AND RECORDS

SECTION 1. BOOKS OF ACCOUNT, MINUTES AND SHARE REGISTER. The corporation shall keep complete books and records of accounts and minutes of the proceedings of the Board of Directors and stockholders and shall keep at its registered office, principal place of business, or at the office of its transfer agent or registrar a share register giving the names of the stockholders in alphabetical order and showing their respective addresses and the number of shares held by each.

SECTION 2. COPIES OF RESOLUTIONS. Any person dealing with the corporation may rely upon a copy of any of the records of the proceedings, resolutions, or votes of the Board of Directors or stockholders, when certified by the President or Secretary.

SECTION 3. BOOKS OF ACCOUNT. The corporation shall keep appropriate and complete books of account.

SECTION 4. EXAMINATION OF RECORDS. Upon presenting a written demand requesting examination and providing a detailed statement of the purpose of such examination, any stockholder or holder of record of voting trust certificates for shares of the corporation for at least six months, or any holder of record of or the holder of record of voting trust certificates for at least 5% of the outstanding shares of the corporation, shall have the right to examine for any proper purpose, in person or by his or her attorney or agent, during usual business hours, the corporation’s list of its stockholders, relevant records of accounts and minutes of meetings and make extracts therefrom.

ARTICLE VII

CORPORATE SEAL

The Board of Directors may provide for a corporate seal which shall have inscribed thereon the name of the corporation, the year and state of incorporation and the words “corporate seal”.

ARTICLE VIII

LOANS

The corporation may not lend money to or guarantee the obligation of a director of the corporation unless permitted by all applicable law and first approved in the manner required by Delaware law.

ARTICLE IX

AMENDMENT OF BYLAWS

SECTION 1. BY THE STOCKHOLDERS. These Bylaws may be amended, altered, or repealed at any regular or special meeting of the stockholders if notice of the proposed alteration or amendment is contained in the notice of meeting.

SECTION 2. BY THE BOARD OF DIRECTORS. These Bylaws may be amended, altered, or repealed by the affirmative vote of a majority of the whole Board of Directors at any regular or special meeting of the Board.

ARTICLE X

FISCAL YEAR

The fiscal year of the corporation shall be set by resolution of the Board of Directors.

ARTICLE XI

RULES OF ORDER

The Board of Directors may adopt rules of procedure to govern any meeting of stockholders or directors to the extent not inconsistent with law, the corporation’s Certificate of Incorporation, or these Bylaws, as they are in effect from time to time. In the absence of any rules of procedure adopted by the Board of Directors, the Chairman of the Board shall make all decisions regarding such procedure for any meeting.